EXHIBIT 99.1

AMBIENT CLOSES $2.5 MILLION PRIVATE PLACEMENT

Enabling Smart Grid Efficiencies Remains Company’s Focus for 2008

Boston, MA, January 16, 2008 - Ambient Corporation (OTCBB: ABTG), a leader in power line communications technologies and platforms, today announced that it has closed on a private placement of $2.5 million in principal amount of its newly issued 8% Senior Secured three-year Convertible Note from the institutional investor in Ambient’s 2007 fundings.

The Company issued the secured Note, which requires no repayment of principal until the October 2010 maturity date, to Vicis Capital Master Fund LLC. Interest on the Note does not begin accruing until July 2008; with the first quarterly interest payment due in September 2008. This latest investment increases the total investment by Vicis to $12.5MM.

Ambient has used portions of proceeds from previous closings to successfully pay down the remainder of its debt incurred from a funding entered into in 2006. In eliminating the remainder of its short-term debt, Ambient’s next repayment of principal debt is not required until the October 2010 maturity date referenced above.

John J. Joyce, President and CEO of Ambient, commented, “Having the support of an investor who shares and supports our long-term commercial vision is essential for Ambient’s success.  Ambient is on track to continue with our initiatives, and reach important milestones we have set for the next phase of our growth.”

Ambient is focused on enabling energy efficiencies through the deployment of communications infrastructures over utility distribution grids that provide a flexible and scalable multi-purpose platform. A pioneer in the power line communications technology industry, Ambient designs, develops and markets Smart Grid communications technologies and equipment.

Additional information relating to the Senior Secured Convertible Notes, the warrants, and related matters will be included in Ambient’s Current Report on Form 8-K, which Ambient will be shortly filing with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offer and sale by Ambient of the securities described herein has not been registered under the Securities Act of 1933, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Ambient Corporation

Ambient is a pioneer in the power line communications technology industry and is engaged in the design, development and marketing of Smart Grid communications technologies and equipment. Ambient utilizes open, standards-based and proprietary technologies along with in-depth industry experience to provide best in class utility solutions for creating platforms for Smart Grid technologies. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTG). Visit Ambient at www.ambientcorp.com.

This press release contains forward-looking statements that involve substantial uncertainties and risks.  These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and the Smart Grid market specifically, changes in technology, legislative or regulatory changes that affect us, the availability of working capital, changes in costs and the availability of goods and services, the introduction of competing products, changes in our operating strategy or development plans, our ability to attract and retain qualified personnel, and changes in our acquisition and capital expenditure plans, and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient is a registered trademark of Ambient Corporation with the U.S. Patent and Trademark Office.

Media Contact:	Investor Relations Contact:

Ambient Corporation	Flagler Communications
Anna E. Croop	Jamie Dryer
Director of Corporate Communications	(561) 837-8057, Ext. 2
(617) 614-6739	flagcom@bellsouth.net
acroop@ambientcorp.com